Exhibit 10.1

SHARE OPTION AGREEMENT

SHARE OPTION AGREEMENT (this “Agreement”), dated as of January 19, 2005, by and among Falcon Financial Investment Trust, a Maryland real estate investment trust (the “Company”) and Flash Acquisition Company LLC, a Maryland limited liability company (“Purchaser”) and wholly owned subsidiary of iStar Financial Inc., a Maryland corporation (“Parent”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, the Company, Parent and Purchaser have contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, that upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) for all of the issued and outstanding common shares of beneficial interest, par value $0.01 per share, of the Company, including restricted shares (the “Shares”), and after accepting for payment and paying for the Shares validly tendered and not withdrawn pursuant to the Offer (the “Tendered Shares”), the Purchaser shall be merged with and into Company, the separate existence of the Purchaser shall thereupon cease and Company shall continue as the surviving entity as a wholly owned subsidiary of Parent; and

WHEREAS, as an essential condition and inducement to Parent and Purchaser entering into the Merger Agreement and in consideration therefor, the Company has agreed to grant Purchaser the Option (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1.             Grant of Option.  The Company hereby grants to Purchaser an irrevocable option (the “Option”) to purchase from the Company a number of fully paid and nonassessable Shares (such Shares being referred to herein as the “Option Shares”) equal to the Applicable Amount (as defined below) at any time prior to the Expiration Date (as defined below), at a price per share equal to the Offer Price (the “Exercise Price”), subject to the terms and conditions set forth herein, including, without limitation, the conditions to exercise set forth in Section 2(a) of this Agreement.  If not exercised prior to the Expiration Date, the Option and all rights granted under the Option shall expire and lapse.  The “Applicable Amount” shall be the number of Shares which, when added to the number of Shares owned (of record or beneficially) by Parent, Purchaser and their respective subsidiaries immediately prior to the exercise of the Option, would result in Parent, Purchaser and their respective subsidiaries owning (of record or beneficially) in the aggregate, immediately after exercise of the Option, one Share more than ninety percent (90%) of the then issued and outstanding Shares; provided, however, that the Applicable Amount shall not exceed 19.9% of the then issued and outstanding Shares and shall not exceed the number of authorized Shares available for issuance under the Declaration of Trust.

2.             Exercise of Option.

(a)           Conditions to Exercise of Option.  Purchaser may exercise the Option if, but only if (i) Purchaser shall have accepted for payment and paid for all Shares validly tendered and not withdrawn pursuant to the Offer (the “Accepted Shares”), (ii) the Accepted Shares shall equal at least eight-five percent (85%) but less than ninety percent (90%) of the issued and outstanding Shares, and (iii) the Accepted Shares, together with the Option Shares immediately after exercise of the Option, would result in Parent, Purchaser and their respective subsidiaries owning (of record or beneficially) in the aggregate, at least ninety percent (90%) of the issued and outstanding Shares. If at any time prior to the Expiration Date, the conditions to the exercise of the Option set forth in this Section 2(a) are satisfied, Parent and Purchaser hereby agree to exercise the Option and to take all actions required under this Agreement to consummate the Option Closing.

(b)           Expiration of the Option.  The right to exercise this Option shall expire upon the earlier of (i) the termination of the Merger Agreement, (ii) the Effective Time or (iii) at 5:00 p.m., New York City, New York time, on the 30th Business Day following the consummation of the Offer (the “Expiration Date”).

(c)           Exercise of the Option.  Subject to the conditions set forth in Section 2(a) of this Agreement, the Option may be exercised by Purchaser by surrender and presentment of this Agreement to the Company, accompanied by a duly executed written notice (such notice being herein referred to as an “Exercise Notice” and the date of delivery of an Exercise Notice being herein referred to as the “Notice Date”) indicating that Purchaser is exercising the Option and specifying (i) the total number of Option Shares that it will purchase from the Company pursuant to such exercise, and (ii) the place and date (which shall be between one business day and five business days from the Notice Date) for the closing of such purchase (the “Option Closing”), together with the amount of the aggregate Exercise Price (“Aggregate Exercise Price”) for the number of Option Shares specified in the Exercise Notice to be paid in the manner specified in Section 2(d) of this Agreement.

(d)           Delivery of Exercise Price.  At the Option Closing, the Aggregate Exercise Price shall be paid by Purchaser to the Company by delivery of a full recourse promissory note in the form attached hereto as Exhibit A in a principal amount equal to the Aggregate Exercise Price.

(e)           Issuance of Option Shares.  At the Option Closing, simultaneously with the payment of the Aggregate Exercise Price in the manner provided in Section 2(d) of this Agreement, the Company shall deliver to Purchaser a certificate or certificates representing the Option Shares purchased upon such exercise.

(f)            Record Holder; Expenses.  Upon the delivery by Purchaser of the Exercise Notice and payment of the Exercise Price in the manner specified in Section 2(d) of this Agreement, Purchaser shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Option Shares may not then have been actually delivered to Purchaser.  The Company shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates.

3.             Reservation of Shares.  Subject to the terms and conditions hereof, and for so long as the Merger Agreement has not been terminated pursuant to the provisions thereof, the Company agrees (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Shares issuable pursuant to this Agreement so that the Option may be exercised without additional authorization of Shares after giving effect to all other options, warrants, convertible securities and other rights to purchase Shares, (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants to be observed or performed hereunder by the Company, and (c) promptly to take all action as may from time to time be required in order to permit Purchaser to exercise the Option and the Company to duly and effectively issue the Shares  pursuant hereto.

4.             Representations and Warranties of the Company.  The Company hereby represents and warrants to Purchaser as follows:

(a)           Authority.  The Company has all requisite trust power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Company and no other trust proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions.  This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and by the application of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           Other Actions.  The Company has taken all necessary action to (1) authorize and reserve and to permit it to issue, and at all times from the date hereof through the Expiration Date will have reserved for issuance upon the exercise of the Option, that number of Shares equal to the maximum number of Shares at any such time and from time to time issuable hereunder and (2) to render Section 7.2 of the Declaration of Trust to be inapplicable to the grant to Purchaser, and the exercise by Purchaser, of the Option and the purchase of the Shares pursuant to the Option, and all such Shares, upon issuance pursuant hereto and in accordance with the terms hereof, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all Encumbrances created by the Company and not subject to any preemptive rights.

(c)           Consents and Approvals; No Violations. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the Declaration of Trust or Bylaws of the Company or any similar organizational documents of any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order contract, agreement or other instrument, understanding or obligation, whether written or oral, to which the Company or any of its subsidiaries is a party or by which any of its properties or assets may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on the Company.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority.

5.             Representations and Warranties of Parent and Purchaser.  Parent and Purchaser hereby represent and warrant to the Company as follows:

(a)           Authority.  Purchaser and Parent each have all requisite corporate and limited liability company, as applicable, power and authority to execute and deliver this Agreement and to perform and consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of Parent and Purchaser and no other corporate or limited liability company, as applicable, proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate such transactions.  This Agreement has been duly executed and delivered by each of Parent and Purchaser and constitutes a valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights generally and by the application of general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(b)           Consents and Approvals; No Violations. The execution, delivery and performance by each of Parent and Purchaser of this Agreement and the consummation by each of Parent and Purchaser of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in any breach of any provision of the organization documents of Parent and Purchaser or any of each of their subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation, acceleration or loss of benefits or the creation or acceleration of any right or obligation under or result in the creation of any Lien upon any of the properties or assets of either Parent of Purchaser or any of their subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, lease, license, permit, concession, franchise, purchase order, sales order contract, agreement or other instrument, understanding or obligation, whether written or oral, to which either Parent or Purchaser or any of their subsidiaries is a party or by which any of their properties or assets may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree or any statute, law, ordinance, rule or regulation of any Governmental Authority applicable to either Parent or Purchaser, or any of their properties or assets, except in the case of clauses (ii) or (iii) for violations, breaches or defaults that would not have prevent or delay the consummation of the Offer or the Merger or the exercise of the Option.  The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by each of Parent and Purchaser of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, consent or approval of, or other action by or in respect of, any Governmental Authority.

(c)           Investment.  Parent and Purchaser each acknowledge and agree that the neither the Option Shares nor any other security issued or issuable upon exercise of the Option have been registered under applicable federal or state securities laws, and that the Company is under no obligation to register the Option Shares or any other security issued or issuable upon exercise of the Option under any such federal or any state securities laws.  Purchaser will acquire the Option Shares and any other security issued or issuable upon exercise of the Option solely for investment purposes and for its own account and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).  Purchaser represents that it is an “Accredited Investor” as that term is defined in Regulation D promulgated under the Act.

6.             No Transfer; No Assignment.

(a)           The Option may not be offered, sold, assigned, pledged, hypotheticated, or otherwise transferred (a “Transfer”).  Further, neither the Option Shares nor any other security issued or issuable upon exercise of the Option may be Transferred except in compliance with the Act and any applicable state securities laws.  The Company may cause a legend to this effect to be set forth on each certificate representing the Option Shares.

(b)           Neither Purchaser nor the Company may assign any of its rights or obligations under this Agreement without the prior, express written consent of the other party.  Any purported assignment in violation of the foregoing prohibitions shall be void and of no force or effect whatsoever.

7.             Specific Performance.  Except after the termination of the Merger Agreement, the parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

8.             Invalid Provisions.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

9.             Notices.  All notices, claims, demands and other communications hereunder shall be deemed to have been duly given or made when delivered in accordance with Section 9.2 of the Merger Agreement.

10.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

11.           Consent to Jurisdiction and Service of Process.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND OR ANY COURT OF THE STATE OF MARYLAND LOCATED IN BALTIMORE, MARYLAND IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, HOWEVER, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 11 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID COURTS OR IN THE STATE OF MARYLAND OTHER THAN FOR SUCH PURPOSE.  Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 9.2 of the Merger Agreement.  Such service of process shall have the same effect as if the party being served were a resident in the State of Maryland and had been lawfully served with such process in such jurisdiction.  The parties hereby waive all claims of error by reason of such service.  Nothing herein shall affect the right of any party to service process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned courts.

12.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which will constitute one and the same instrument.

13.           Expenses.  Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

14.           Entire Agreement.  Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement and the exhibits hereto supersede all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and constitute the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, written or oral, with respect to the subject matter hereof.

15.           Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

16.           Waivers.  Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.  All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

17.           Further Assurances.  In the event of any exercise of the Option by Purchaser, the Company and Purchaser shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary to the fullest extent permitted by law in order to consummate the transactions provided for by such exercise.  Nothing contained in this Agreement shall be deemed to authorize the Company or Purchaser to violate, breach or otherwise fail to perform any provision of the Merger Agreement.

18.           Captions.  The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

FALCON FINANCIAL INVESTMENT TRUST

By:	/s/ David A. Karp
Name: David A. Karp
Title: President

FLASH ACQUISITION COMPANY LLC

By:	/s/ Catherine Rice
Catherine Rice
Vice President

EXHIBIT A

FORM OF FULL RECOURSE PROMISSORY NOTE (the “Note”)

FOR VALUE RECEIVED, Flash Acquisition Company LLC, a Maryland limited liability company (the “Maker”), hereby promises to pay to Falcon Financial Investment Trust, a Maryland real estate investment trust (the “Payee”), the principal amount of [ ] ($[ ] ), with interest bearing at five percent (5%), on [ ], 200_ by wire transfer of immediately available funds to an account designated by the Payee. The amount due hereunder shall be payable in money of the United States of America lawful at such time for the payment of public and private debts.

The Maker hereby waives presentment, diligence, protest and demand, notice of protest, demand, dishonor and nonpayment of this Note, and all other notices of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to the principles of conflicts of laws thereof.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day of [ ], 200  .

FLASH ACQUISITION COMPANY LLC

By:
Name:
Title: